UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CIRCOR INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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On May 3, 2011, the Board of Directors of CIRCOR International, Inc. (the “Company”) resolved that the Company would either put its Shareholder Rights Agreement, dated September 23, 2009 (the “Rights Agreement”), to a vote at the Company’s 2012 Annual Meeting of Stockholders, or terminate the Rights Agreement in advance of such stockholder meeting.

Important Information

In connection with the solicitation of proxies, on March 18, 2011, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2011 Annual Meeting of Stockholders (the “Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov. The Company’s definitive proxy materials, including the Proxy Statement, are also available for free from the Company at www.proxy.circor.com. You may request paper copies of the Company’s definitive proxy materials from the Company’s transfer agent, American Stock Transfer & Trust Company, by telephone at 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers) or by email at info@amstock.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., the Company’s proxy solicitor, at (800) 322-2885 or (212) 929-5500 (call collect) or at proxy@mackenziepartners.com.

The Company and its directors, nominees and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Company’s 2011 Annual Meeting of Stockholders. Information concerning the interests of participants in the solicitation of proxies is included in the Proxy Statement.